                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
[X] Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12


                              BROADCOM CORPORATION
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1.   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
       2.   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
       4.   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
       5.   Total fee paid:

            --------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.     Amount Previously Paid:

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2.     Form, Schedule or Registration Statement No.:

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3.     Filing Party:

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4.     Date Filed:

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

                                [BROADCOM LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1999

TO THE SHAREHOLDERS OF BROADCOM CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Broadcom Corporation, a California corporation (the "Company"), will be held on Thursday, May 6, 1999, at 10:00 a.m. Pacific Daylight Time at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

     1. To elect five directors to serve on the Company's Board of Directors until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

     Only shareholders of record at the close of business on March 26, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

     All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          /s/ Henry T. Nicholas
                                          -------------------------------------
                                          Henry T. Nicholas III, Ph.D.
                                          President, Chief Executive Officer and
                                          Co-Chairman

Irvine, California
April 9, 1999

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                [BROADCOM LOGO]

                              BROADCOM CORPORATION
                              16215 ALTON PARKWAY
                         IRVINE, CALIFORNIA 92618-3616
                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1999

GENERAL

     The enclosed proxy (the "Proxy") is solicited on behalf of the Board of Directors of Broadcom Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, May 6, 1999 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. Pacific Daylight Time at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660. These proxy solicitation materials were mailed on or about April 9, 1999 to all shareholders entitled to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

VOTING; QUORUM

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. The Company effected a two-for-one stock split in the form of a stock dividend on February 17, 1999 to all holders of record of Class A Common Stock and Class B Common Stock as of February 5, 1999. All shares and prices reported herein have been adjusted accordingly. On March 26, 1999, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, 35,984,972 shares of the Company's Class A Common Stock, par value $0.0001 (the "Class A Common Stock"), were issued and outstanding, and 54,646,007 shares of the Company's Class B Common Stock, par value $0.0001 (the "Class B Common Stock"), were issued and outstanding. No shares of the Company's Preferred Stock, par value $0.0001, were outstanding. The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock." Holders of Common Stock will vote at the Annual Meeting as a single class on all matters, with each holder of shares of Class A Common Stock entitled to one vote per share held, and each holder of shares of Class B Common Stock entitled to ten votes per share held.

     In the election of directors, the five nominees receiving the highest number of affirmative votes shall be elected. Proposal Two must be approved by the affirmative vote of holders of outstanding shares of Common Stock representing a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding Common Stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business. Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes") will be counted for the purpose of determining if a quorum is present. For purposes of determining the number of shares voting on a particular proposal, abstentions and broker non-votes are counted as shares voting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

PROXIES

     If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of each of the five nominees to the Board of Directors listed in the Proxy, unless the authority to vote for the election of any such nominee is withheld, and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal Two described in the accompanying Notice and this Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing a notice of revocation or another signed Proxy with a later date with the Secretary of the Company at the Company's principal executive offices, located at 16215 Alton Parkway, Irvine, California 92618-3616. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at next year's Annual Meeting of Shareholders must be received no later than December 10, 1999, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for next year's Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company receives notice of such proposal on or before February 24, 2000.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                      PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

     Five directors are to be elected to the Company's Board of Directors at the Annual Meeting to hold office until their successors are duly elected and qualified. Each returned Proxy cannot be voted for a greater number of persons than the nominees named (five). Unless individual shareholders specify otherwise, each returned Proxy will be voted for the election of the five nominees who are listed below. If, however, any of the nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. The nominees for election have agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

     The following table sets forth certain information concerning the nominees for directors of the Company as of December 31, 1998:

                                          DIRECTOR
              NAME                 AGE     SINCE         POSITIONS WITH THE COMPANY
              ----                 ---    --------       --------------------------
Henry T. Nicholas III, Ph.D.(1)..  39       1991      President, Chief Executive
                                                      Officer and Co-Chairman
Henry Samueli, Ph.D.(1)..........  44       1991      Vice President of Research &
                                                      Development, Chief Technical
                                                      Officer and Co-Chairman
Myron S. Eichen(3)...............  69       1998      Director
Alan E. Ross(2)(3)...............  63       1995      Director
Werner F. Wolfen(2)..............  68       1994      Director

---------------
(1) Member of the Option Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

     Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR each of the nominees named below.

     HENRY T. NICHOLAS III, PH.D. co-founded the Company and has served as its President, Chief Executive Officer and Co-Chairman since the Company's inception. From 1988 through 1991, Dr. Nicholas was first a consultant and then the Director of Microelectronics for PairGain Technologies, Inc. ("PairGain"), a telecommunications equipment manufacturer, and was the founder of PairGain's microelectronics organization. Prior to joining PairGain, Dr. Nicholas held various senior management positions with the Microelectronics Center of TRW, Inc. ("TRW") between 1982 and 1989. Dr. Nicholas attended the United States Air Force Academy, and received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Los Angeles.

     HENRY SAMUELI, PH.D. co-founded the Company and has served as its Vice President of Research & Development, Chief Technical Officer and Co-Chairman since the Company's inception. Since 1985, Dr. Samueli has also been a professor in the Electrical Engineering Department at the University of California, Los Angeles, where he supervises advanced research programs in broadband communications circuits and has published more than 100 papers on the subject. Dr. Samueli was the Chief Scientist and one of the founders of PairGain, and he consulted for PairGain from 1988 to 1994. From 1980 until 1985, Dr. Samueli was employed in various engineering management positions in the Electronics and Technology Division of TRW. Dr. Samueli received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Los Angeles.

     MYRON S. EICHEN has served as a director of the Company since February 1998 and served as an advisor to the Board of Directors from 1994 to February 1998. Mr. Eichen is presently a director of Rokenbok Toy

Company and has founded and served as a director of a number of public and private companies. Mr. Eichen also served as Chairman of the Board of Brooktree Corporation (now a division of Conexant Systems, Inc.), a semiconductor manufacturer, from 1981 to 1990, and was Chief Executive Officer of that company from 1981 to 1987.

     ALAN E. ROSS has been a director of the Company since November 1995. Mr. Ross is a director of several companies in the semiconductor industry, including Artest Corporation (of which he is the Chairman of the Board) and ADC Telecommunications, Inc. Mr. Ross also served as the Chairman of the Board of Worldwide Semiconductor Manufacturing Corporation from March 1996 until April 1999. Since January 1999, Mr. Ross has served as the Chief Executive Officer and a director of Intellicore, Inc. In addition, Mr. Ross served as Chief Executive Officer of Gambit Automated Design, Inc. from June 1997 to February 1998 and was a director of that company from 1991 to 1998. Mr. Ross served as President of Rockwell Telecommunications Group from April 1990 to December 1995. Mr. Ross received a B.S. from San Diego State University.

     WERNER F. WOLFEN has been a director of the Company since July 1994, when he joined the Board of Directors as the nominee of a group of investors. Until December 31, 1998, Mr. Wolfen served as a Senior Partner of the law firm of Irell & Manella LLP and was Co-Chairman of the firm's Executive Committee from 1982 to 1992. Since January 1999, Mr. Wolfen has been a Senior Partner Emeritus of Irell & Manella LLP and President of Capri Investments, LLC, an investment advisory firm. Irell & Manella LLP has represented and continues to represent the Company in various transactional and litigation matters. Mr. Wolfen has served as a director of several public and private companies and currently serves as a director of Vixel Corporation and Rokenbok Toy Company, both private companies. Mr. Wolfen received a B.S. from the University of California, Berkeley and a J.D. from the University of California Boalt Hall School of Law.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors held seven meetings during the fiscal year ended December 31, 1998 (the "1998 Fiscal Year"). The Board of Directors has an Audit Committee, a Compensation Committee and an Option Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 1998 Fiscal Year. Members of the Board of Directors and its committees also consulted informally with management from time to time and acted by unanimous written consent without a meeting during the 1998 Fiscal Year.

     AUDIT COMMITTEE. The Audit Committee of the Board of Directors currently consists of two directors, Messrs. Ross and Wolfen. The Audit Committee reviews and monitors the corporate financial reporting and the internal and external audits of the Company, including, among other things, the Company's internal audit and control functions, the results and scope of the annual audit and other services provided by the Company's independent auditors and the Company's compliance with legal matters that have a significant impact on the Company's financial reports. The Audit Committee also consults with the Company's management and the Company's independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company's independent auditors. The Audit Committee was formed in February 1998 and held one meeting during the 1998 Fiscal Year.

     COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors currently consists of two directors, Messrs. Eichen and Ross. The Compensation Committee reviews and makes recommendations to the Board regarding the Company's compensation policies and all forms of compensation to be provided to executive officers and directors of the Company, including, among other things, annual salaries and bonuses, and stock option and other incentive compensation arrangements. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all other employees of the Company. The Compensation Committee also administers the Discretionary Option Grant Program and Stock Issuance Program with respect to officers and directors subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Salary Investment Option Grant Program under the Company's

1998 Stock Incentive Plan. The Compensation Committee was formed in February 1998 and held its first meeting in April 1999.

     OPTION COMMITTEE. The Option Committee of the Board of Directors currently consists of two directors, Dr. Nicholas and Dr. Samueli. The Option Committee is responsible for administering the Discretionary Option Grant Program and the Stock Issuance Program under the Company's 1998 Stock Incentive Plan, except with respect to officers and directors subject to Section 16 of the Exchange Act. The Option Committee was formed in February 1998 and held four meetings during the 1998 Fiscal Year.

DIRECTOR COMPENSATION

     Directors of the Company do not receive cash compensation for their service as directors. Under the Automatic Option Grant Program in effect under the Company's 1998 Stock Incentive Plan, each new non-employee Director will receive an option to purchase 80,000 shares of Class A Common Stock upon joining the Board of Directors. Each incumbent non-employee director who is to continue to serve as a director will be granted an option to purchase an additional 6,000 shares of Class A Common Stock annually on the date of each annual meeting of shareholders. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company's Class A Common Stock on the grant date, and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a member of the Board of Directors.

     The current non-employee Board members, Messrs. Eichen, Ross and Wolfen, each received an automatic option grant on April 16, 1998 for 80,000 shares of the Company's Class A Common Stock. The exercise price per share in effect under each such option is $12.00, the fair market value per share of Class A Common Stock on the grant date. Each option is immediately exercisable for all of the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each option grant will vest in four successive equal installments over the optionee's completion of each year of Board service over the four-year period measured from the option grant date.

REQUIRED VOTE

     The five nominees receiving the highest number of affirmative votes of the outstanding shares of Common Stock, voting together as a single class, present or represented and entitled to be voted for them, shall be elected as directors. Each Proxy cannot be voted for a greater number of persons than five.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

               PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent public auditors for the Company during the 1998 Fiscal Year, to serve in the same capacity for the year ending December 31, 1999, and is asking the shareholders to ratify this appointment. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

REQUIRED VOTE

     The affirmative vote of holders of outstanding shares of Common Stock representing a majority of the voting power present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum) is required to ratify the selection of Ernst & Young LLP. In the event that the shareholders do not approve the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                                 OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 1, 1999, by (i) all persons who are beneficial owners of five percent (5%) or more of either class of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement, and (iv) all current directors and executive officers as a group.

                                            SHARES AND PERCENTAGE BENEFICIALLY OWNED(1)
                                           ----------------------------------------------   PERCENTAGE
                                            CLASS A                  CLASS B                 OF TOTAL
                                             COMMON                  COMMON                   VOTING
            BENEFICIAL OWNER                 STOCK      PERCENT       STOCK      PERCENT    POWER(1)(2)
            ----------------               ----------   --------   -----------   --------   -----------
Henry T. Nicholas III, Ph.D.(3)(4).......         --       --      20,480,000      35.6%       33.6%
Henry Samueli, Ph.D.(3)(5)...............          2        *      20,500,000      35.6        33.6
General Instrument Corporation(6)........         --       --       4,500,000       7.9         7.5
Pequot Capital Management, Inc. (formerly
  Dawson Samberg Capital Management,
  Inc.)(7)...............................  3,022,800      9.0%             --        --           *
Myron S. Eichen(8).......................     80,000        *         330,702         *           *
Werner F. Wolfen(9)......................     81,220        *         388,250         *           *
Alan E. Ross(10).........................     80,000        *          67,075         *           *
William J. Ruehle(11)....................        870        *         716,000       1.3         1.2
Aurelio E. Fernandez.....................         --       --         400,000         *           *
All current directors and executive
  officers as a group (10 persons)(12)...    293,818        *      43,721,199      74.5        70.4

---------------
 *   Less than one percent of the outstanding Common Stock

(1) The percentage of shares beneficially owned is based on 33,667,292 shares of Class A Common Stock and 56,849,739 shares of Class B Common Stock outstanding as of March 1, 1999. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 1999 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, such persons have sole voting and investment power with respect to all shares of the Company's Common Stock shown as beneficially owned by them.

(2) Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Holders of Common Stock will vote together as a single class on all matters submitted to a vote of shareholders, except (i) as otherwise required by law and (ii) in the case of a proposed issuance of shares of Class B Common Stock, which issuance requires the affirmative vote of the holders of the majority of the outstanding shares of Class B Common Stock voting separately as a class.

(3) The address for Dr. Nicholas and Dr. Samueli is 16215 Alton Parkway, Irvine, California 92618-3616. Includes 750,000 shares of Class B Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 1999.

(4) Includes 19,730,000 shares of Class B Common Stock held by Dr. Nicholas and his spouse, as trustees of the Nicholas Family Trust.

(5) Includes (i) 1,800,000 shares of Class B Common Stock owned by HS Management, L.P., of which Dr. Samueli is the General Partner, (ii) 2,400,000 shares of Class B Common Stock held by Dr. Samueli, as Trustee for the Lifetime Benefit Trust for Henry Samueli, (iii) 6,550,000 shares of Class B Common Stock held by Dr. Samueli and his spouse, as Trustees of the Samueli Family 1995

     Trust, and (iv) 9,000,000 shares of Class B Common Stock held by HS Portfolio L.P., of which Dr. Samueli is the General Partner.

(6) Pursuant to a Schedule 13G dated February 4, 1999, filed with the Commission, General Instrument Corporation ("General Instrument") reported that as of December 31, 1998, it had sole voting power and sole dispositive power over all of these shares. The address for General Instrument is 101 Tournament Drive, Horsham, Pennsylvania 19044.

(7) Pursuant to a Schedule 13G dated February 9, 1999, filed with the Commission, Pequot Capital Management, Inc. reported that as of January 1, 1999, it had sole voting power and sole dispositive power over all of these shares. The address for Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, Connecticut 06880.

(8) Includes 330,702 shares of Class B Common Stock owned by the Eichen Family Trust, of which Mr. Eichen is a trustee. Also includes 80,000 shares of Class A Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 1999.

(9) Includes (i) 36,890 shares of Class B Common Stock held by the Werner F. Wolfen Annuity Trust B, of which Mr. Wolfen is a beneficiary, (ii) 36,890 shares of Class B Common Stock held by the Mary G. Wolfen Annuity Trust B, of which Mr. Wolfen's spouse is a beneficiary, (iii) 8,206 shares of Class B Common Stock held by Werner F. Wolfen, P.C., a professional corporation, and (iv) 610 shares of Class A Common Stock held by Mary G. Wolfen, Mr. Wolfen's spouse. Also includes 50,002 shares of Class B Common Stock owned by the Estate of Lawrence P. Wolfen, of which Mr. Wolfen serves as executor and as to which Mr. Wolfen disclaims beneficial ownership. Also includes 80,000 shares of Class A Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 1999.

(10) Includes 80,000 shares of Class A Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 1999.

(11) Represents shares of Common Stock held by a family trust as to which shares Mr. Ruehle, as co-trustee of such trust, shares voting and dispositive power.

(12) Includes 240,000 shares of Class A Common Stock and 1,864,748 shares of Class B Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 1999.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table sets forth certain information regarding all executive officers and key employees of the Company as of December 31, 1998:

                NAME                  AGE            POSITIONS WITH THE COMPANY
                ----                  ---            --------------------------
Henry T. Nicholas III, Ph.D. .......  39    President, Chief Executive Officer and
                                            Co-Chairman
Henry Samueli, Ph.D. ...............  44    Vice President of Research & Development,
                                            Chief Technical Officer and Co-Chairman
Martin J. Colombatto................  40    Vice President and General Manager,
                                            Networking Business Unit
David A. Dull.......................  49    Vice President of Business Affairs, General
                                            Counsel and Secretary
Aurelio E. Fernandez................  44    Vice President of Worldwide Sales
Timothy M. Lindenfelser.............  38    Vice President of Marketing
Vahid Manian........................  38    Vice President of Manufacturing Operations
William J. Ruehle...................  56    Vice President and Chief Financial Officer
Nancy M. Tullos.....................  47    Vice President of Human Resources

     The following is a brief description of the capacities in which each of the executive officers and key employees has served during the past five years. The biographies of Dr. Nicholas and Dr. Samueli appear earlier in this Proxy Statement. See "Election of Directors."

     MARTIN J. COLOMBATTO joined the Company in July 1996 as its Director of Marketing for Broadband Access, and became the Vice President and General Manager of the Networking Business Unit in December 1997. Prior to joining the Company, Mr. Colombatto held various sales positions with LSI Logic Corp., a semiconductor manufacturer, including Director, North American Sales Communication Segment, from August 1995 to July 1996; Director, European Sales Communication and Consumer Segment, from April 1992 to July 1995; and Regional Sales Manager from August 1987 to June 1992. Mr. Colombatto received a B.S. from the California Polytechnic University, Pomona.

     DAVID A. DULL has served as the Company's Vice President of Business Affairs and General Counsel since March 1998 and was appointed Secretary in April 1998. From 1985 until 1998, Mr. Dull was a Partner in the law firm of Irell & Manella LLP, where as a business lawyer he represented a number of public and private companies and individuals in the entertainment and high technology industries, including the Company. Irell & Manella LLP has represented and continues to represent the Company in various transactional and litigation matters. Mr. Dull received a B.A. and a J.D. from Yale University.

     AURELIO E. FERNANDEZ has served as the Vice President of Worldwide Sales since joining the Company in December 1997. From November 1996 to December 1997, Mr. Fernandez served as the Senior Vice President of Sales at Exar Corporation, a semiconductor manufacturer. From November 1994 to November 1996, Mr. Fernandez served as the Senior Vice President of Sales at ICWorks, Inc., a semiconductor manufacturer. Prior to that, Mr. Fernandez served in a number of positions, most recently as Vice President of Telecom Sales at VLSI Technology, Inc., a semiconductor manufacturer. Mr. Fernandez received a B.S.E.E. from the University of Florida and an M.B.A. from Florida Atlantic University.

     TIMOTHY M. LINDENFELSER has served as the Vice President of Marketing since joining the Company in February 1994. From that time until December 1997, Mr. Lindenfelser also served as Vice President of Worldwide Sales. Prior to joining the Company, Mr. Lindenfelser was employed by Brooktree Corporation, a semiconductor manufacturer, from November 1988 until February 1994, where he was responsible for all marketing and new business development for the Communications Strategic Business Unit. Mr. Lindenfelser received a B.S.E.E. from the University of Minnesota and an M.B.A. from the University of San Diego.

     VAHID MANIAN joined the Company in January 1996 as its Director of Operations and became the Vice President of Manufacturing Operations in December 1997. Prior to joining the Company, Mr. Manian served as the Director of Operations at Silicon Systems, Inc. from November 1983 to January 1996, where he led the implementation, production ramp and qualification of advanced PRML-read channel ICs. Mr. Manian received a B.S.E.E. and an M.B.A. from the University of California, Irvine.

     WILLIAM J. RUEHLE has served as the Vice President and Chief Financial Officer since joining the Company in June 1997. Mr. Ruehle was employed by SynOptics Communications, Inc. as Vice President and Chief Financial Officer from 1987 until the merger with Wellfleet Communications Incorporated in 1994 that created Bay Networks, Inc., a networking communications company. Following the merger, Mr. Ruehle was promoted to Executive Vice President and served as Chief Financial Officer of Bay Networks until January 1997. Mr. Ruehle received a B.A. in Economics from Allegheny College and an M.B.A. from Harvard Business School.

     NANCY M. TULLOS joined the Company in September 1998 as its Vice President of Human Resources. Prior to joining the Company, Ms. Tullos was Vice President, Worldwide Human Resources for Cybermedia, Inc. from January 1998 to August 1998. From 1987 to January 1998 she was Vice President, Human Resources and Administrative Services for Micropolis Corporation. Ms. Tullos received a B.S. from Ohio University and an M.B.A. from Pepperdine University.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company whose aggregate salary and bonus for the 1998 Fiscal Year were in excess of $100,000 for services rendered in all capacities to the Company for the fiscal years ended December 31, 1997 and 1998. The listed individuals are hereinafter referred to as the "Named Executive Officers." No other executive officer's aggregate salary and bonus exceeded $100,000 for the 1998 Fiscal Year.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                           ANNUAL COMPENSATION          ------------
                                                     -------------------------------     SECURITIES
                                                                      OTHER ANNUAL       UNDERLYING
      NAME AND PRINCIPAL POSITIONS           YEAR    SALARY($)(1)    COMPENSATION($)     OPTIONS(#)
      ----------------------------           ----    ------------    ---------------    ------------
Henry T. Nicholas III, Ph.D..............    1998      $112,115               --               --
  President, Chief Executive Officer         1997       165,000               --          750,000
  and Co-Chairman
Henry Samueli, Ph.D. ....................    1998       112,115               --               --
  Vice President of Research &               1997       165,000               --          750,000
  Development, Chief Technical Officer
  and Co-Chairman
William J. Ruehle........................    1998       110,000         $ 46,211(3)       500,000
  Vice President and                         1997(2)     60,077           24,506(3)       825,000
  Chief Financial Officer
Aurelio E. Fernandez.....................    1998       109,577          108,360(5)       100,000
  Vice President of Worldwide Sales......    1997(4)         --               --          510,000

---------------
(1) Includes amounts deferred under the Company's employee profit sharing plan, a tax-qualified plan under Section 401(k) of the Internal Revenue Code.

(2) Mr. Ruehle joined the Company and was appointed an executive officer in June 1997.

(3) Represents reimbursement of $29,829 and $12,738 in the 1998 Fiscal Year and the fiscal year ended December 31, 1997, respectively, for the interest expense on a $467,500 full-recourse promissory note delivered by Mr. Ruehle to the Company in July 1997 in connection with the exercise of a stock option, plus a tax gross-up for the portion thereof includable as taxable income. See "Certain Transactions" for further information.

(4) Mr. Fernandez joined the Company and was appointed an executive officer in December 1997.

(5) Represents reimbursement of the interest expense on a $1,800,000 full-recourse promissory note delivered by Mr. Fernandez to the Company in December 1997 in connection with the exercise of a stock option. See "Certain Transactions" for further information.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the stock options granted to the Named Executive Officers during the 1998 Fiscal Year. Except as otherwise indicated, all the grants were made under the Company's 1998 Stock Incentive Plan. No stock appreciation rights were granted to the Named Executive Officers during such fiscal year.

                                                INDIVIDUAL GRANTS                   POTENTIAL REALIZATION VALUE
                                 ------------------------------------------------     AT ASSUMED ANNUAL RATES
                                 NUMBER OF    % OF TOTAL                                   OF STOCK PRICE
                                 SECURITIES    OPTIONS     EXERCISE                       APPRECIATION FOR
                                 UNDERLYING   GRANTED TO     PRICE                         OPTION TERM(1)
                                  OPTIONS     EMPLOYEES    PER SHARE   EXPIRATION   ----------------------------
             NAME                GRANTED(#)    IN 1998     ($/SH)(2)      DATE         5%($)          10%($)
             ----                ----------   ----------   ---------   ----------   ------------   -------------
Henry T. Nicholas III, Ph.D....        --         --             --           --             --              --
Henry Samueli, Ph.D............        --         --             --           --             --              --
William J. Ruehle(3)...........   200,000        1.5       $ 5.0000     03/02/08     $  628,895     $ 1,593,742
                                  300,000        2.2        40.9063     11/03/08      7,717,625      19,558,232
                                  -------        ---                                 ----------     -----------
                                  500,000        3.7                                  8,346,520      21,151,974
Aurelio E. Fernandez(4)........   100,000        0.7        40.9063     11/03/08      2,572,575       6,519,411

---------------
(1) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Commission and do not represent the Company's estimate or projection of the future trading prices of its Common Stock. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from those option grants, which were made to the Named Executive Officers with an exercise price equal to the fair market value of the option shares on the grant date. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance of the Company, overall business and market conditions and the option holder's continued employment with the Company throughout the entire vesting period and option term, which factors are not reflected in this table.

(2) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.

(3) Options were granted on March 2, 1998 under the Company's Special Stock Option Plan and on November 3, 1998 under the Company's 1998 Stock Incentive Plan. The options vest in 48 successive equal monthly installments upon optionee's completion of each month of service from July 1, 2001 and June 1, 2001, respectively. In the event of a liquidation or dissolution of the Company or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities in which the options are not assumed by the surviving entity, they will become immediately exercisable.

(4) Options were granted on November 3, 1998 under the Company's 1998 Stock Incentive Plan. The options vest in 48 successive equal monthly installments upon optionee's completion of each month of service from January 1, 2002. In the event of a liquidation or dissolution of the Company or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities in which the options are not assumed by the surviving entity, they will become immediately exercisable.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR END VALUES

     The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the 1998 Fiscal Year and unexercised options held by them at the end of that fiscal year. None of the Named Executive Officers exercised any stock appreciation rights during the 1998 Fiscal Year and no stock appreciation rights were held by the Named Executive Officers at the end of such year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR END VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                           SHARES                               OPTIONS(#)             AT FISCAL YEAR END ($)(2)
                         ACQUIRED ON       VALUE        ---------------------------   ---------------------------
         NAME            EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   --------------   -----------   -------------   -----------   -------------
Henry T. Nicholas,
  III..................        --                --       750,000             --      $44,813,774             --
Henry Samueli..........        --                --       750,000             --       44,813,774             --
William J. Ruehle......        --                --            --        500,000               --    $16,915,610
Aurelio E. Fernandez...    60,000        $1,830,000            --        100,000               --      1,946,870

---------------
(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2) Determined on the basis of the closing sales price per share of the Company's Class A Common Stock on the Nasdaq National Market on the last day of the 1998 Fiscal Year ($60.375 per share), less the option exercise price payable per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     None of the Named Executive Officers named in the Summary Compensation Table has an employment agreement with the Company that governs the length of his service. Accordingly, the employment of any such executive officer may be terminated at any time at the discretion of the Board of Directors. The Company has entered into a letter agreement with Mr. Ruehle, the Vice President and Chief Financial Officer of the Company, which provides that Mr. Ruehle shall be entitled to payment of his base salary for one year and continuation of any benefit programs in the event of an acquisition of the Company. In addition, the letter agreement provides for accelerated vesting of Mr. Ruehle's initial option grant to purchase 825,000 shares of the Company's Class B Common Stock in the event of an acquisition or merger of the Company that results in a change in control of the Company or in which the Company is not the surviving entity.

     The Compensation Committee of the Board of Directors, as Plan Administrator of the 1998 Stock Incentive Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Eichen and Ross. Neither of these individuals was an officer or employee of the Company at any time during the 1998 Fiscal Year or at any other time. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee was formed in February 1998; however, decisions regarding the compensation of the Company's executive officers for the 1998 Fiscal Year were made by the Company's Board of Directors prior to the formation of the Compensation Committee. Such decisions have been ratified by the Compensation Committee.

     The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's shareholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     General Compensation Policy. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of two elements: (i) base salary that is below market and (ii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's shareholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

     Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the 1998 Fiscal Year are described below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as measures of financial performance, for future fiscal years.

     Base Salary. The base salary for each executive officer is established on the basis of each individual's personal performance and internal alignment considerations. The Compensation Committee's policy is to target base salary levels below the median of the estimated base salary levels paid for similar positions at peer companies to reflect the fact that each executive officer's overall compensation is primarily composed of an equity interest in the Company. The philosophy behind this strategy is to have a substantial portion of each executive officer's total compensation tied to the Company's performance and stock price appreciation in order to create a greater incentive to create value for the Company's shareholders.

     Long-Term Incentives. Generally, stock option grants are made annually by the Compensation Committee to certain of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

     The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

     CEO and CTO Compensation. The Compensation Committee has set the base salaries of Dr. Nicholas, the Company's President and Chief Executive Officer ("CEO"), and Dr. Samueli, the Company's Vice President of Research & Development and Chief Technical Officer ("CTO"), at levels that it believes are below the median of base salary levels of chief executive officers and chief technical officers of those companies with which the Company competes for executive talent, due to the substantial equity ownership interest of both the CEO and CTO in the Company. Because the CEO and CTO each hold a significant equity stake in the Company, the Compensation Committee believes that they have a significant incentive to continue contributing to the Company's financial success because they will benefit from any appreciation in the value of the Company's Common Stock.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company's executive officers for the 1998 Fiscal Year did not exceed the $1.0 million limit per officer, and the Compensation Committee does not anticipate that the non-performance-based compensation to be paid to the Company's executive officers for fiscal 1999 will exceed that limit. The Company's 1998 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company's shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

                                          Myron S. Eichen
                                          Alan E. Ross

STOCK PERFORMANCE GRAPH

     The graph depicted below shows a comparison of cumulative total shareholder returns for the Company, the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Communications Index.

               COMPARISON OF EIGHT MONTH CUMULATIVE TOTAL RETURN*
        AMONG BROADCOM CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE HAMBRECHT & QUIST COMMUNICATIONS INDEX

                                                        BROADCOM                  NASDAQ STOCK              HAMBRECHT & QUIST
                                                       CORPORATION                MARKET (U.S.)              COMMUNICATIONS
                                                       -----------                -------------             -----------------
4/17/98                                                    100                         100                         100
4/98                                                       200                         100                         100
5/98                                                       213                          95                          98
6/98                                                       307                         101                         106
7/98                                                       261                         100                         104
8/98                                                       214                          80                          80
9/98                                                       296                          92                          86
10/98                                                      346                          96                          98
11/98                                                      372                         105                         110
12/98                                                      503                         119                         122

* ASSUMES $100 INVESTED ON 4/17/98 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS.

     The graph covers the period from April 17, 1998, the first trading date of the Company's Class A Common Stock, to December 31, 1998. The graph assumes that $100 was invested on April 17, 1998 in the Company's Class A Common Stock at the initial public offering price of $12.00 per share and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Class A Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

     The preceding Stock Performance Graph and the Compensation Committee Report are not considered proxy solicitation materials and are not deemed filed with the Commission. Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

CERTAIN TRANSACTIONS

     Since January 1, 1998, there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of any class of the Company's voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below.

     Agreement with General Instrument. In September 1997, General Instrument and the Company entered into a Development, Supply and License Agreement, pursuant to which, among other things, the Company has agreed to supply to General Instrument, and General Instrument has agreed to purchase from the Company, a specified percentage of General Instrument's silicon requirements for its digital cable set-top box subscriber products annually for a specified period. For 1998, the Company's sales to General Instrument (and its subcontractors) were approximately $76.9 million. As of March 1, 1999, General Instrument was the beneficial owner of 7.9% of the Company's outstanding Class B Common Stock.

     Agreement with Cisco Systems. Cisco Systems, Inc. ("Cisco Systems") purchased 1,000,000 shares of the Company's Class A Common Stock at a price of $11.16 per share in a non-underwritten registered offering concurrent with the closing of the Company's initial public offering. Cisco Systems agreed that it would be subject to certain restrictions following the consummation of the initial public offering, including (i) a one-year lock-up period during which the shares purchased by Cisco Systems cannot be transferred, (ii) a restriction on selling more than a certain number of shares per quarter during the first year following termination of the initial one-year lock-up period, (iii) a notification obligation should Cisco Systems desire to sell more than a specified number of shares after the one-year lock-up period, (iv) a three-year standstill agreement preventing Cisco Systems from acquiring more than 10% of the Company's Common Stock, and (v) a seven-year voting agreement with respect to certain matters, which agreement includes an obligation to vote its shares in favor of all directors nominated by the Board of Directors of the Company. Some of these restrictions may terminate earlier upon certain events, such as an acquisition of the Company. For 1998, the Company's sales to Cisco Systems (and its subcontractors) were approximately $8.3 million.

     Agreements with Irell & Manella LLP. Pursuant to an agreement dated as of October 31, 1997, the Company issued and sold 450,000 shares of Class B Common Stock to Irell & Manella LLP for an aggregate purchase price of $1.1 million, or $2.33 per share. Werner F. Wolfen, a director of the Company, served until December 31, 1998 as a Senior Partner of Irell & Manella LLP and currently is Senior Partner Emeritus of that firm. David A. Dull, the Company's Vice President of Business Affairs, General Counsel and Secretary, was a Partner of Irell & Manella LLP until March 1998. Irell & Manella LLP has represented and continues to represent the Company in various legal matters pursuant to an engagement agreement dated as of January 1, 1997, and amended as of January 1, 1998. Under the engagement agreement, the Company has agreed to pay Irell & Manella LLP a fixed fee plus costs for the firm's legal services rendered from and after January 1, 1998 with respect to certain litigation matters. Irell & Manella LLP has agreed to render legal services to the Company on most other matters at reduced rates from the firm's standard rates for the two-year period commencing January 1, 1998. During 1998, the Company paid approximately $2.9 million to Irell & Manella LLP for legal services rendered by that firm. At December 31, 1998, approximately $376,000 was due to Irell & Manella LLP.

     Officer Promissory Notes. Between March 1995 and December 1997, the Company entered into full-recourse promissory notes with certain of its officers and directors to finance the purchase of Class B Common Stock upon exercise of stock options. All of the notes are full-recourse, secured by the shares purchased and are due and payable upon the earlier of the stated due date or thirty days (ninety days in the case of Mr. Ruehle) after the termination of such officer's employment with the Company. In July 1997, in connection with the exercise of a stock option, William J. Ruehle, the Chief Financial Officer of the Company, delivered a $467,500 full-recourse promissory note to the Company. Such note bears interest at 6.5% per annum and is due in July 2002. As of December 31, 1998, the outstanding principal on Mr. Ruehle's note was approximately $419,901. The Company has agreed to pay Mr. Ruehle the amount necessary to compensate him for the interest expense. In December 1997, in connection with the exercise of a stock option,

Aurelio E. Fernandez, Vice President of Worldwide Sales, delivered a $1.8 million full-recourse promissory note to the Company. Such note bears interest at 6.02% per annum and is due in December 2002. As of December 31, 1998, the outstanding principal on this note was approximately $1.8 million. The Company has agreed to pay Mr. Fernandez the amount necessary to compensate him for the interest expense. In addition, in January 1998, Mr. Fernandez delivered a $130,000 full-recourse promissory note to the Company. Such note bears interest at 6.02% per annum and is due in January 2002. This loan was made to Mr. Fernandez to allow him to pay off a similar loan from his prior employer that became due when he left that company. As of December 31, 1998, the outstanding principal on this note was approximately $130,000.

     In addition to the indemnification provisions contained in the Company's Amended and Restated Articles of Incorporation, as amended, and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1998 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1998 Fiscal Year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than 10% beneficial owners.

ANNUAL REPORT TO SHAREHOLDERS

     A copy of the Annual Report to Shareholders of the Company for the 1998 Fiscal Year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report to Shareholders is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

     The Company filed an Annual Report on Form 10-K with the Commission on March 31, 1999. Shareholders may obtain a copy of this report, free of charge, by writing to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          OF BROADCOM CORPORATION

                                          /s/ David A. Dull
                                          ------------------------------------
                                          David A. Dull
                                          Vice President of Business Affairs,
                                          General Counsel and Secretary

Dated: April 9, 1999

                                      LOGO

PROXY                         BROADCOM CORPORATION                         PROXY

                              CLASS A COMMON STOCK

                  ANNUAL MEETING OF SHAREHOLDERS, MAY 6, 1999

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BROADCOM
                                  CORPORATION

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 6, 1999 and the Proxy Statement and appoints William J. Ruehle and Timothy M. Lindenfelser, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class A Common Stock of Broadcom Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, on May 6, 1999 at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

1. To elect five directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified; Henry
   T. Nicholas III, Ph.D., Henry Samueli, Ph.D., Myron S. Eichen, Alan E. Ross, and Werner F. Wolfen.

   [ ] FOR ALL NOMINEES EXCEPT AS NOTED ABOVE    [ ] WITHHOLD AUTHORITY TO VOTE

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

           [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

                     (Please date and sign on reverse side)

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR of the other proposals.

                                                        Please print the name(s)
                                                        appearing on each share
                                                        certificate(s) over
                                                        which you have voting
                                                        authority.

                                                        ------------------------
                                                           (Print name(s) on
                                                              certificate)

                                                        ------------------------

                                                        ------------------------
                                                        Please sign your name(s)
                                                              (Authorized
                                                             Signature(s))

                                                        Date
                                                             -------------------

PROXY                         BROADCOM CORPORATION                         PROXY

                              CLASS B COMMON STOCK

                  ANNUAL MEETING OF SHAREHOLDERS, MAY 6, 1999

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BROADCOM
                                  CORPORATION

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 6, 1999 and the Proxy Statement and appoints William J. Ruehle and Timothy M. Lindenfelser, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class B Common Stock of Broadcom Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, on May 6, 1999 at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

1. To elect five directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified; Henry
   T. Nicholas III, Ph.D., Henry Samueli, Ph.D., Myron S. Eichen, Alan E. Ross, and Werner F. Wolfen.

   [ ] FOR ALL NOMINEES EXCEPT AS NOTED ABOVE    [ ] WITHHOLD AUTHORITY TO VOTE

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

           [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

                     (Please date and sign on reverse side)

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR of the other proposals.

                                                        Please print the name(s)
                                                        appearing on each share
                                                        certificate(s) over
                                                        which you have voting
                                                        authority.

                                                        ------------------------
                                                           (Print name(s) on
                                                              certificate)

                                                        ------------------------

                                                        ------------------------
                                                        Please sign your name(s)
                                                              (Authorized
                                                             Signature(s))

                                                        Date
                                                             -------------------